Exhibit 99.3

TOR Minerals Receives NASDAQ Letter Regarding Compliance with Marketplace Rule 4350

CORPUS CHRISTI, Texas, Friday, May 23, 2008- TOR Minerals International (NASDAQ: TORM - News), producer of synthetic titanium dioxide pigments, specialty alumina, and other high performance mineral fillers, announced that on May 19, 2008, NASDAQ Staff notified the Company that it had until October 6, 2008 with which to comply with the audit committee requirements for continued listing on The NASDAQ Capital Market set forth in Marketplace Rule 4350. As a result of the untimely death of Audit Committee Chairman and Board member, John Buckley, 53, on April 8, 2008, the Audit Committee only had two members, and therefore did not comply with Rule 4350.

On May 22, 2008 the NASDAQ Staff notified the Company that the appointment of Steve Paulson on May 22, 2008 to the Audit Committee brings the Company into compliance with the Marketplace Rule 4350 as the Company's Audit Committee now consists of three members and the matter is now closed.

Contact:
Dave Mossberg
(817) 310-0051